UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2009

HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)

90 Nassau Street, Princeton, New Jersey 08542

(Address of principal executive offices) (Zip Code)

(609) 683-3831

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2009, Heartland Payment Systems, Inc. (“HPS”) and American Express Travel Related Services Company, Inc. (“American Express”) entered into an agreement of settlement and release (the “Settlement Agreement”) to resolve potential claims and other disputes among HPS and American Express (and its issuers) with respect to the previously announced criminal breach of HPS’s payment systems environment (the “Processing System Intrusion”).

Within five business days of the execution and delivery of the Settlement Agreement, HPS will pay American Express $3,538,380 in full and final satisfaction of any and all claims of American Express and its issuers arising from or relating to the Processing System Intrusion. The Settlement Agreement contains mutual releases by and between HPS and American Express (on behalf of itself and its issuers) relating to the Processing System Intrusion.

A copy of the press release issued by HPS and American Express relating to the Settlement Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release of Heartland Payment Systems, Inc. and American Express Travel Related Services Company, Inc. dated December 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2009

Heartland Payment Systems, Inc.
(Registrant)

By:	/S/ ROBERT H.B. BALDWIN, JR.
Robert H.B. Baldwin, Jr.
President and Chief Financial Officer